Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Amended Quarterly Report of Magic Media Networks, Inc. (the "Company") on Form 10-QSB/A for the three months ending January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gordon Scott Venters, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 15, 2004

/s/ Gordon Scott Venters

Gordon Scott Venters Principal Executive Officer and Acting Principal Financial Officer